Exhibit 23.2
                                                           Page 1 of 1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our reports dated March 25, 1992, on the December 31, 1991 Consolidated Financial Statements and Financial Statement Schedules of Reading & Bates Corporation included in this Form 10-K into the Company's previously filed Registration Statements (file no.s 33-44237, 33-50828 and 33-50565).



/s/Coopers & Lybrand


Houston, Texas
March 9, 1994